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                                                                      Exhibit 21
                              NEWPORT CORPORATION
                           Subsidiaries of Registrant


                                                                State or Country
Name of Subsidiary                                              of Incorporation
------------------                                              ----------------

Newport Domestic International Sales Corporation (Inactive)     California

Newport European Distribution Company                           California

Newport Government Systems, Inc. (Inactive)                     California

Environmental Optical Sensors, Inc.                             Colorado

Newport Precision Optics Corporation                            New York

Newport Photonics Packaging Services Corporation                Delaware

Micro-Controle Benelux S.A. (Inactive)                          Belgium

Newport Instruments Canada Corporation                          Canada

MC Holding S.A.                                                 France

Micro-Controle S.A.                                             France

Newport GmbH                                                    Germany

Micro-Controle Italia S.r.l.                                    Italy

Newport BV                                                      Netherlands

Newport Instruments AG                                          Switzerland

Newport Ltd.                                                    United Kingdom

Micro-Controle Holdings Ltd. (Inactive)                         United Kingdom

Micro-Controle Ltd. (Inactive)                                  United Kingdom

Micro-Controle UK Ltd. (Inactive)                               United Kingdom

Newport Foreign Sales Corporation                               Barbados

Unique Equipment Company                                        Arizona

CE Johansson Newport AB                                         Sweden

CE Teknik AB                                                    Sweden

CE Johansson GmbH                                               Germany

CE Johansson Ltd.                                               United Kingdom

CE Johansson S.r.l.                                             Italy

CE Johansson S.A.                                               France


Subsequent to December 31, 2000, the following became subsidiaries of the
Registrant:

Kensington Laboratories, Inc.                                   California

Design Technology Corporation                                   Massachusetts